March 10, 2017

BIONIK LABORATORIES

# Bionik Laboratories Issues Statement Regarding Recent Trading Activity

TORONTO, March 10, 2017 (GLOBE NEWSWIRE) -- Bionik Laboratories (OTCQB:BNKL) announced today that it has been made aware of and requested by the OTC Markets Group, Inc. to comment on recent trading and promotional activity concerning its common stock.

On March 10, 2017, OTC Markets informed the Company that it became aware of certain promotional activities concerning Bionik Laboratories and its common stock. OTC Markets informed the Company that it had received copies of promotional newsletter emails encouraging investors to purchase the Company's common stock. The Company has been informed that this promotional activity coincided with higher than average trading volume in the Company's stock. The Company was unaware of the promotional activity until after the close of business on March 8, 2017 when an individual advised the Company. At such time, the Company began to investigate the source of such activities and the responsible parties and the extent of the email newsletters' dissemination. The Company continues to investigate the full nature and content of this promotional activity. The Company currently uses IRTH Communications LLC to provide investor relations services. Since January of 2016, the Company also used the services of Jenene Thomas Communication LLC, Barretto Pacific Corp., Zacks Investment Research, PR Newswire, and Globe Newswire for investor relations and/or other related services.

Bionik states definitively that the Company, its officers, directors and, to the Company's knowledge, its controlling shareholders (i.e., shareholders owning 10% or more of the Company's securities) have not, directly or indirectly, authorized or been involved in any way (including payment to a third-party) with the creation or distribution of promotional materials including these email newsletters; and that the Company, its officers, directors and, to the knowledge of the Company, any controlling shareholders, have not sold or purchased the Company's securities within the past 90 days. Further, the Company has not issued any securities which are convertible or convertible at a discount to the current market rate at the time of the issuance.

"The Company was not aware of the promotional materials' author or its affiliated entities or persons until after close of business on March 8 at which time we immediately commenced an investigation. The Company's recent press releases have reported on and provided disclosure of legitimate and ongoing corporate activity only, and are not part of

any promotional activities or campaign," stated Peter Bloch, CEO of Bionik Laboratories. The Company encourages those interested in the Company to rely solely on information included in its press releases combined with its filings and disclosures made with the Securities and Exchange Commission.

No officer or director has purchased or sold any shares of capital stock in 2017. Any transactions in the Company's securities by officers and directors (none of which have been made) would be disclosed in a Form 4 within the two day time period as required by securities laws.

**About Bionik Laboratories**

Bionik Laboratories (BNKL), is a global, pioneering robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological disorders. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility impaired patients, including three products on the market and four products in varying stages of development. The InMotion Systems - the InMotion ARM™, InMotion Wrist™, InMotion Hand™ and InMotion AnkleBot™, are designed to provide intelligent, patient-adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery. Bionik is also developing a lower-body exoskeleton, ARKE™, designed to allow paraplegics as well as other wheelchair users the ability to rehabilitate through walking. ARKE is expected to be designed to continually adapt to a patient's ability and provide real time feedback to the physiotherapist.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn and Facebook.

**Forward-Looking Statements**

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash

flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Contact:

Investor Relations
Bionik Laboratories
ir@bioniklabs.com
(800) 906-6498

BIONIK
LABORATORIES

Source: Bionik Laboratories Corp.